UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2006

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

Commission File No. 1-31507

94-3283464
(I.R.S. Employer Identification No.)

35 Iron Point Circle, Suite 200, Folsom, CA 95630
(Address of principal executive offices) (Zip code)

(916) 608-8200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

During our earnings conference call on February 14, 2006, we highlighted the following outlook for the first quarter of 2006.

(Dollar amounts are approximations)

For the first quarter of the year, we estimate our revenue to be approximately $189 million to $191 million, with internal growth at approximately 7%. We estimate our depreciation and amortization expense to be approximately 9.5% of revenue, operating income to be approximately 20.5% of revenue, and operating income before depreciation and amortization expense to be approximately 30% of revenue, or between $57 million to $58 million. Minority interests expense is expected to be approximately 1.5% of revenues. We estimate net interest expense to be approximately $7.5 million and our tax rate to be approximately 37.0%.

These estimates exclude the impact of any additional acquisitions or any share repurchases that may be completed during the first quarter.

Based on our current share price, we estimate our fully diluted share count to be approximately 47.3 million shares, excluding the impact of any stock repurchase activity.

Operating income before depreciation and amortization is considered a non-GAAP financial measure, and is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. It is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses operating income before depreciation and amortization as a principal measure to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate operating income before depreciation and amortization differently.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are forward-looking in nature.  These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," "estimate," or the negative thereof or comparable terminology, or by discussions of strategy.  Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers, which may result in reduced volume and revenues and lower profits; (2) the expiration of its fuel purchase contract and increased fuel prices may adversely affect Waste Connections' business and reduce its operating margins; (3) increases in labor and disposal and related transportation costs could impact Waste Connections' financial results; (4) efforts by labor unions could divert management attention and adversely affect Waste Connections' operating results; (5) increases in Waste Connections' insurance costs and the amount that it self- insures for various risks could reduce its operating margins and reported earnings; (6) Waste Connections' inability to recover or offset rising costs, especially by increasing permanent pricing as opposed to implementing temporary surcharges, may affect its ability to expand future operating margins; (7) Waste Connections may lose contracts through competitive bidding, early termination or governmental action, which would cause its volumes and revenues to decline; (8) Waste Connections' financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (9) the geographic concentration of Waste Connections' business makes its pricing growth and operating results vulnerable to economic and seasonal factors affecting the regions in which it operates; (10) unusually adverse weather conditions may interfere with Waste Connections' operations, harming its operating results; (11) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections' ability to grow through acquisitions; (12) Waste Connections' growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (13) Waste Connections' acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (14) because it depends on railroads for its intermodal operations, Waste Connections' operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (15) Waste Connections' intermodal business could be adversely affected by steamship lines diverting business to ports other than those it services, or by heightened security measures or actual or threatened terrorist attacks; and (16) Waste Connections depends significantly on the services of the members of its senior and district management team, and the departure of any of those persons could cause its operating results to suffer.  These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K/A.  There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business.  Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2006	BY:	/s/ Worthing F. Jackman
Worthing F. Jackman,
Executive Vice President and Chief Financial Officer